Exhibit 10.10

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT N°4 TO THE LICENSE AGREEMENT

Between

INSTITUT PASTEUR, a non-profit private foundation organized under the laws of France with offices at 25-28 rue du Docteur Roux, 75 724 Paris Cedex 15, France, VAT FR 65 775 684 897, represented by Christophe Mauriet, Executive Vice President of Institut Pasteur

Hereinafter referred to as “Institut Pasteur”

On one hand,

And

BLUEBIRD BIO, INC., a company incorporated under the laws of Delaware, with offices at 150 Second Street, Third Floor, Cambridge, MA 02141, United States, represented by Nick Leschly, Chief Executive Officer

Hereinafter referred to as “Licensee”,

On the other hand,

Hereinafter mentioned as a Party or the Parties.

Recitals

1.The Parties have signed a license agreement on September 13, 2011 on a patented specific nucleotide sequence having a triplex structure, referred to as “DNA flap”, modified by an amendment n°1 dated April 27, 2012, amendment n°2 dated October 16, 2012 and an  amendment n°3 dated September 10, 2013 (the “Agreement”).

2. The Parties now agree to further modify the scope of the Agreement to include new patent families and expand the field to include all therapeutic applications in the Field.

3. The Parties agree to modify additional financial terms of the Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Now, therefore, the Parties hereby agree as follows:

Article 1. Scope

The scope of this Amendment n°4 is to expand the Field of the Agreement and the license granted by Institut Pasteur, and to modify additional financial terms of the Agreement.

Article 2. Modifications

2.1.The following definitions in the Agreement are hereby amended and restated as follows:

•

"Field" shall mean Gene therapy for the treatment and prevention of human disorders, including, without limitation, the use of chimeric antigen receptor T-cells. For clarity, the Field excludes: (i) any other fields and specifically prophylactic and therapeutic human and veterinary Vaccination against all kind of pathogens or pathology, (ii) the making, using, selling or offering for sale, and importation of research reagents incorporating Technology; and (iii) provision of services relating to the same.

•

“Gene therapy” shall mean the use of a vector containing at least one DNA sequence that encodes at least one protein or other molecule, in order to restore the functional activity of one or more resident non-functional gene copies, or provide for the introduction and expression of novel protein(s) or molecule(s) not normally expressed in the cell type or expression of protein(s) or molecule(s) that do not exist normally in nature.  The introduced protein(s) or molecule(s) are not intended to generate a prophylactic and/or therapeutic immune response against the protein or molecule encoded by the introduced DNA sequence of interest for use in Vaccination.

•

“Patents” shall mean the patents and patent applications listed in Appendix 1, along with all other patent rights, including but not limited to continuations, continuations-in-part, divisionals, renewals, reissues, re-examinations, EP patent validations, or patent term extensions that claim priority in whole or in part to any such patents and patent applications.

2.2Article 6.4 of the Agreement is hereby amended and restated as follows:

“In the countries where the Patents expired or in the countries where there is no patent, Licensee agrees to pay [***] of the royalty fees mentioned in the Article 6.3 for five (5) years after first marketing authorization of the first Product in such country, on a country by country basis.”

2.3Article 6.5 of the Agreement is hereby amended and restated as follows:

“Beginning January 1, 2016, Licensee and/or its Affiliates will pay to Institut Pasteur a minimum annual fee of [***] for all Products per twelve (12) months period and due at the end

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of such period.  For clarity, such payment shall be offset by the royalty payments made to Institut Pasteur during such 12 months period under Article 6.3.”

2.4Article 6.6 of the Agreement is hereby amended and restated as follows:

“Licensee and/or Affiliates shall pay to Institut Pasteur, within forty-five (45) days of the closing of such sublicense, [***] of all cash and cash-equivalent consideration, whatever its nature, and in particular without limitation, all sums, milestones, royalties, exchange value of any counterpart in kind or in industry (but not duly justified payments for research and development or payments for purchases of equity of Licensee at fair market value) received by Licensee and/or Affiliates from all its sublicenses agreements granted by Licensee and/or Affiliates on the sole Technology.

As of the effective date of Amendment n° 4, Institut Pasteur will communicate the list of companies requesting a license in the Field and will direct further discussions to Licensee.  Licensee will enter into discussions with these companies diligently with the aim of promoting the technology and maximizing return for both Licensee and Institut Pasteur.  Upon Institut Pasteur’s request, Licensee covenants to inform Institut Pasteur on a regular basis on the progress of these discussions, including on financial conditions.  Licensee will not withhold sublicensing of the sole Technology on commercially reasonable terms in fields that are non-competitive with Licensee’s business activities as of the effective date of Amendment n° 4 and planned business activities after the effective date of Amendment n° 4, in each case defined as programs the Licensee is using commercially reasonable efforts to develop and commercialize by reference to a company of similar size and scope. After the Effective Date, the Licensee will provide Institut Pasteur with quarterly reviews in its planned business activities on an indication-by-indication basis. In case of disagreement about withholding sublicensing by Licensee, the Parties agree to engage discussion in good faith.”

2.5Article 6.7 of the Agreement is hereby amended and restated as follows:

“For sublicenses not including Products relating to ALD (including but not limited to AMN, CCALD, and all other variants of this disease caused by genetic mutations), beta thalassemia or sickle cell anemia, where such Product further requires a license or sublicense from Licensee of intellectual property rights owned by Licensee or other intellectual property rights licensed from Third Parties to Licensee, and to the extent that such intellectual property rights are relevant and required to exploit such Product, Licensee shall pay to Institut Pasteur, within forty-five (45) days of the closing of such sublicense, the following portions of any and all cash and cash-equivalent consideration, whatever its nature, and in particular without limitation, all sums, milestones, royalties, exchange value of any counterpart in kind or in industry (but not duly justified payments for research and development or payments for purchases of equity of Licensee at fair market value) received by Licensee or its Affiliates from a sublicensee :

-	[***] if the sublicense is for Product(s) in preclinical stage development, or
-	[***] if the sublicense is for Product(s) in clinical stage development.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In the event that Licensee or its Affiliates are required to pay amounts to Institut Pasteur pursuant to this Article 6.7 in consideration of a sublicense, for such Product(s) the Licensee or its Affiliates shall not be required to pay any other consideration to Institut Pasteur arising from such sublicenses, including, but not limited to, under Articles 6.2, 6.3, 6.4, 6.5, 6.6 and 6.9. ”

2.6Article 6.8 is hereby deleted.

2.7Article 6.9 of the Agreement is hereby amended and restated as follows:

“Notwithstanding the foregoing, including the provisions of Article 6.7, in the case of the first sublicense of the Technology that includes a Product for ALD (including but not limited to AMN, CCALD, and all other variants of this disease caused by genetic mutations), beta thalassemia or sickle cell anemia, within forty-five (45) days of the closing of such sublicense, Licensee shall pay Institut Pasteur a one-time payment of three million euros (3,000,000.00 €) and Institut Pasteur shall receive the same Milestones and Royalties as if Licensee or its Affiliates itself were developing or commercializing such Product(s). ”

2.8.The Agreement is hereby amended by adding the following Article 10.7:

“10.7 Institut Pasteur represents to Licensee with respect to Appendix 1 that is it is a true and complete list of patents and patent applications owned by Institut Pasteur as of the effective date of Amendment n°4 that contain a claim to a vector comprising the DNA-Flap, cells transformed thereof, composition, method and uses thereof to perform this Agreement in the Field. In the event of breach of this representation by Institut Pasteur, such patent or patent application existing as of the effective date of Amendment n°4 that is not listed in Appendix 1 will be added to that applicable Appendix 1 in this Agreement as if such patent application had been in the applicable Appendix as of the effective date of Amendment n°4 .”

2.9Article 11.2 of the Agreement is hereby amended and restated as follows:

“Unless sooner terminated under the Articles below, the Agreement shall be effective until the last Patents to expire in the Territory or five (5) years after first marketing authorization of the first Product depending of which of these events occurs later, provided, however, any payments owed to Institut Pasteur by Licensee under Article 6.3 after expiry of the last Patents will be reduced by [***] pursuant to Article 6.4.”

2.10The Agreement is hereby amended by adding the following Article 12.3:

“12.3.  In the event of any dispute or claim arising and initiated from a licensee of the Patents outside the Field of this Agreement existing as of the Effective Date, the Parties agree to reasonably cooperate in the joint defense of any such claims and each party shall bear its own costs in such defense.”

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.11.Appendix 1 to the Agreement is hereby amended and restated with the Appendix 1 attached to this Amendment No 4.

Article 3. Other Terms

3.1.In consideration for entering into this Amendment n°4, within 5 business days of signature of this Amendment n°4 by the Parties, Licensee will pay Institut Pasteur three million euros (3,000,000.00 €).  This amount cannot be set-off against future royalties.

Article 4. Miscellaneous

4.1.All the other provisions of the Agreement remain unchanged and fully applicable between the Parties.

4.2.This Amendment n°4 is effective from the date of signature by the Parties.

4.3.This Amendment n°4 shall be an integral part of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized respective representative.

Made in Paris,

In duplicate.

Date: April 1, 2015 /s/ Christophe Mauriet	Date: April 1, 2015 /s/ Nick Leschly
INSTITUT PASTEUR Christophe Mauriet Senior Executive Vice-President for Administration	BLUEBIRD BIO, INC. Nick Leschly Chief Executive Officer

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Appendix 1

Patents

N°DI	Invention	Priority/Filing date Extension/ Filing date	Legal Status (Publication date)
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